EXHIBIT 23.2

CONSENT OF SPECIAL TAX ADVISORS

We hereby consent to the filing of our opinion as a Exhibit 8 to Form S-4, Registration Statement, (with respect to the merger of Sarasota BanCorporation, Inc.) and to the reference to us under the heading “The Merger—Certain Federal Income Tax Consequences” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Birmingham, Alabama

August 4, 2003